UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2018

TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, MA	01864
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 370-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

Teradyne, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders on May 8, 2018 (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on the following proposals:

1. To elect the eight nominees named in the Company’s proxy statement filed with the Commission on March 29, 2018 to the Board of Directors to serve as directors for a one-year term. Each nominee for director was elected by a vote of the stockholders as follows:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Michael A. Bradley	166,656,499	2,248,097	56,175	11,684,769
Edwin J. Gillis	166,418,047	1,998,405	544,319	11,684,769
Timothy E. Guertin	167,533,678	1,329,725	97,368	11,684,769
Mark E. Jagiela	166,935,823	1,960,825	64,123	11,684,769
Mercedes Johnson	167,225,108	1,646,684	88,979	11,684,769
Marilyn Matz	168,040,928	832,663	87,180	11,684,769
Paul J. Tufano	143,802,819	24,618,557	539,395	11,684,769
Roy A. Vallee	166,718,095	2,166,941	75,735	11,684,769

2. To conduct an advisory vote on the compensation of the Company’s named executive officers. The compensation of the Company’s named executive officers was approved on an advisory basis by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
162,878,800	5,934,257	147,714	11,684,769

3. To ratify the selection of the firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The proposal was approved by a vote of stockholders as follows:

Votes For	Votes Against	Votes Abstained
177,926,950	2,564,582	154,008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TERADYNE, INC.

Dated: May 11, 2018	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	V.P., Chief Financial Officer and Treasurer